EXHIBIT 23

                              [KPMG LLP Letterhead]



                        Independent Accountant's Consent




The Board of Directors
Fidelity Bancorp, Inc.


We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the Fidelity Bancorp, Inc.'s 1998 Stock Compensation Plan filed January 25, 1999 (Registration Statement No. 333-71145), the 1997 Employee Stock Compensation Program filed March 12, 1998 (Registration Sttement No. 333-47841), and the 1993 Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan filed May 2, 1997 (Registration Statement No. 333-26383), of our reported dated October 20, 2000, relating to the consolidated statements of financial condition of Fidelity Bancorp, Inc. as of September 30, 2000 and 1999, and the related consolidated statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended September 30, 2000, which report appears in the September 30, 2000, annual report on Form 10-K of Fidelity Bancorp, Inc.


                                                     /s/KPMG LLP



Pittsburgh, Pennsylvania
December 26, 2000